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                                                                   EXHIBIT 10.27


                              SUBROGATION AGREEMENT

      This Subrogation Agreement ("Agreement") is entered into as of June 19, 1996 by and among Amazon.com, Inc., a Delaware corporation ("Amazon"), and Jeffrey P. Bezos ("Bezos").

                                    RECITALS

      A. Bezos is the founder and chief executive officer of Amazon and has a significant equity interest in Amazon. Amazon is the successor in interest to Amazon.com, Inc., a Washington corporation.

      B. Bezos has personally guaranteed certain obligations of Amazon to Wells Fargo Bank and Seafirst Bank (along with any successors in interest, the "Bank"); and

      C. It is the intention of the parties hereto that in the event Bezos is required to honor his personal guarantee (the "Guarantee"), then Bezos will be subrogated to the rights of the Bank against Amazon.

                                   AGREEMENTS

      1. Definitions. As used herein, the following terms shall have the following meanings:

            Guarantee Enforcement Action. Any action taken by the Bank in enforcing the Bank's rights against Bezos under the Guarantee, whether or not such action involves formal proceedings such as litigation or arbitration.

            Guarantee Expenses. Any expense reasonably incurred by Bezos as a result of a Guarantee Enforcement Action. Guarantee Expenses shall include, without limitation, amounts paid to the Bank in settlement or judgment (or other award) resulting from a Guarantee Enforcement Action, along with reasonable costs of defense of any Guarantee Enforcement Action (including reasonable legal fees and disbursements of counsel, and including any expert witness fees or other reasonable costs incurred in such defense).

      2. Subrogation Agreement. Subject to the provisions of paragraphs 3 and 4 below, Bezos shall be subrogated to the Bank's rights against Amazon for all Guarantee Expenses incurred by Bezos. Amazon hereby acknowledges the subrogation rights of Bezos under such circumstances and agrees to execute such further and other documents as Bezos may reasonably request in order to evidence any such subrogation rights, whether before or after Bezos incurs Guarantee


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Expenses. Without limiting the generality of the foregoing, upon satisfaction in full of the obligations of Amazon to which the Guarantee relates, Bezos shall be entitled to enforce all rights the Bank would otherwise have had against Amazon, including enforcement of any security instruments Amazon may have executed in favor of the Bank.

      3. No Modification of Guaranty Limitations. Nothing herein shall be deemed to violate or modify in any way the provisions of the Guarantee.

      4. Burdens of Proof. In the event of any dispute over the applicability or enforcement of this Agreement, the following standards shall apply:

            (a) Settlement or Judgment Amounts. Any amounts paid directly by Bezos to the Bank in settlement or judgment (or pursuant to any other award) of any Guarantee Enforcement Action shall conclusively be deemed to be reasonable.

            (b) Defense Costs. Amazon shall have the burden of proof of demonstrating the reasonableness of such costs and fees that it has incurred and the unreasonableness of any costs and fees that Bezos has incurred.

      5.    Other Provisions.

            (a) Attorneys' Fees. In the event of any dispute over the applicability or enforcement of this Agreement, Amazon shall pay all costs of dispute (including reasonable legal fees and disbursements of counsel for both parties, and including any expert witness fees or other reasonable costs incurred in such dispute).

            (b) Counterparts. This Agreement may be executed in any number of counterparts, by manual execution, or by facsimile, all of which taken together shall constitute one and the same instrument.

            (c) Notices. Any notices desired or required to be given under this Agreement shall be given to the addresses set forth in, and in accordance with, the respective Guarantee Agreements.

            (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, as pplied to contracts entered into and to be performed entirely within such State.




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      This Agreement has been executed by the parties as of the date first written above.

                                    AMAZON.COM, INC.


                                    By Jeff P. Bezos
                                       -----------------------------------
                                    Name: Jeffrey P. Bezos
                                          --------------------------------
                                    Title: Chief Executive Officer
                                           -------------------------------


                                    JEFFREY P. BEZOS

                                    Jeff P. Bezos
                                    ----------------------------------
                                    Jeffrey P. Bezos




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